UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 27, 2005

INVERNESS MEDICAL INNOVATIONS, INC.

(Exact name of registrant as specified in charter)

Delaware	1-16789	04-3565120
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Sawyer Road, Suite 200, Waltham, Massachusetts  02453
(Address of Principal Executive Offices) (Zip Code)

(781) 647-3900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations And Financial Condition.

On April 28, 2005, Inverness Medical Innovations, Inc. (the “Company”) issued a press release entitled “Inverness Medical Innovations Announces First Quarter 2005 Results,” a copy of which is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Item 8.01.  Other Events.

Settlement of Litigation against Quidel Corporation

On April 27, 2005 the Company and Quidel Corporation entered into a settlement agreement terminating all domestic and international intellectual property litigation between them. Under the settlement agreement, the Company will receive a net payment of $17 million and net future royalties from Quidel at 8.5%, in exchange for a license to all current and future patents of the Company and its affiliates which embody lateral flow technology for all diagnostic products other than for cardiology testing and for consumer/over-the-counter women’s health (except that diagnostics for women’s infectious diseases are within the licensed field of use). Quidel and its affiliates are granting a net royalty free cross-license of their current and future patents that embody lateral flow technology to the Company and its affiliates for all applications.

Product Recall at ABI

The Company’s subsidiary, Applied Biotech, Inc., or ABI, will undertake a voluntary Class III recall (based on its assessment that a hazard to the public health is unlikely) of certain of its InstaCheck and InstaCup drug testing products.  The recall follows our decision to voluntarily withdraw the 510(k)s supporting these products, which accounted for approximately 1% of our consolidated gross revenues during 2004.  We have recorded a $1.6 reserve against our first quarter earnings for existing inventory and expected returns relating to this recall.  Our recently announced drugs of abuse joint venture with Princeton BioMeditech Corporation is intended, in part, to provide our customers with alternatives to the products recalled.

The recall resulted from an internal review conducted in connection with the FDA’s determination, in March 2005, to subject ABI to its Application Integrity Policy.

Item 9.01.  Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit No.	Description

*99.1	Press Release dated April 28, 2005, entitled “Inverness Medical Innovations Announces First Quarter 2005 Results”

     *  Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVERNESS MEDICAL INNOVATIONS, INC.

Date: April 28, 2005	By	/s/ Christopher J. Lindop
Christopher J. Lindop
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

*99.1	Press Release dated April 28, 2005, entitled “Inverness Medical Innovations Announces First Quarter 2005 Results”

*  Filed herewith.